NATIONWIDE LIFE INSURANCE COMPANY
P.O. Box 182021
Columbus, OH 43218-2021
1-888-543-3756

Nationwide Destination℠ Income

Application for
Individual Single Purchase Payment Deferred Variable Annuity
Minimum Initial Guaranteed Lifetime Withdrawal Base of $5,000

HI, IA, IL, MA, NV, NH, NJ, OR, RI, VT and WA: The Federal Defense of Marriage Act states that neither civil union partners, domestic partners, nor same gender married couples are considered married under federal law. Therefore the favorable tax treatment provided by federal tax law to a surviving spouse is NOT available to a surviving civil union partner, surviving domestic partner, or the surviving spouse of a same gender married couple. For information regarding federal tax laws please consult a tax advisor.

1. Contract Information

1a. Contract Type *Must specify by checking a box.*

☐ IRA – Tax Year: ______ ☐ Roth IRA – Tax Year: ______

1b. When do you anticipate beginning Guaranteed Lifetime Withdrawals?

☐ Immediately *(Additional forms required. Please see the New Business enrollment packet.)*

☐ In _____ years *(Additional forms required to begin taking withdrawals.)*

☐ Not Sure

2. Parties to the Contract ***Please print.***

2a. Contract Owner

First Name: ______ MI: ___ Last Name: ______

Employer/Trust Name (if applicable): ______
(Additional forms required. Please see the New Business enrollment packet.)

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ______

Street: ______

City: ______ State: ______ ZIP: ______

E-mail Address: ______ Daytime Phone Number: (   )

2b. Annuitant *Complete only if different from Contract Owner. (Annuitant must be between the ages of 40 and 90.)*

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

E-mail Address: ______ Daytime Phone Number: (   )

2c. Contingent Annuitant *(Must be between the ages of 40 and 90 at the time the Contract Owner/Annuitant is or will be age 65.)*

⚠ *If you elect the Spousal Continuation Option in Section 3, your spouse's information must be provided.*

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

3. Spousal Continuation Option

***Please select one Option.** If this Option is elected, please provide your spouse's information in Section 2c.*

☐ I elect this option

By electing this option, I understand that a Reduction Percentage will be applied to the Guaranteed Lifetime Withdrawal Percentage and result in a lower Guaranteed Lifetime Withdrawal Amount.
(Spouse must be between the ages of 40 and 90 at the time the Contract Owner/Annuitant is or will be age 65.)

This option can NOT be added at a later date.

4. Beneficiaries

If the Spousal Continuation Option is elected your Primary Beneficiary must be your spouse and must equal 100%.
Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%.
Providing your beneficiaries social security numbers (SSN) will help expedite beneficiary claims and will ensure that Nationwide can properly identify your beneficiaries.

Primary Beneficiaries ☐ Pay all Primary Beneficiaries equally

Legal First Name: ____ MI: ____ Last Name: ____
Relationship to Annuitant: ____ Allocation (whole % only): ____ %
SSN #: ___ – ___ – ___ Sex: ☐ M ☐ F Date of Birth: ____
Address: ☐ Same address as owner Street: ____
City: ____ State: ____ ZIP: ____

Legal First Name: ____ MI: ____ Last Name: ____
Relationship to Annuitant: ____ Allocation (whole % only): ____ %
SSN #: ___ – ___ – ___ Sex: ☐ M ☐ F Date of Birth: ____
Address: ☐ Same address as owner Street: ____
City: ____ State: ____ ZIP: ____

Contingent Beneficiaries ☐ Pay all Contingent Beneficiaries equally

Legal First Name: ____ MI: ____ Last Name: ____
Relationship to Annuitant: ____ Allocation (whole % only): ____ %
SSN #: ___ – ___ – ___ Sex: ☐ M ☐ F Date of Birth: ____
Address: ☐ Same address as owner Street: ____
City: ____ State: ____ ZIP: ____

Legal First Name: ____ MI: ____ Last Name: ____
Relationship to Annuitant: ____ Allocation (whole % only): ____ %
SSN #: ___ – ___ – ___ Sex: ☐ M ☐ F Date of Birth: ____
Address: ☐ Same address as owner Street: ____
City: ____ State: ____ ZIP: ____

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

5. Investment Options

Consult your prospectus for reference to share class.

Choose one or more funds from the box below.

Whole percentages only. Must add up to 100%.

%	NVIT Cardinal℠ Conservative Fund
%	NVIT Cardinal℠ Moderately Conservative Fund
%	NVIT Cardinal℠ Balanced Fund
%	NVIT Investor Dest. Conservative Fund
%	NVIT Investor Dest. Moderately Conservative Fund
%	NVIT Investor Dest. Balanced
= 100%	

6. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type of market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

7. Fraud Warning

Interstate Insurance Product Regulation Commission State Fraud Language: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

8. Contract Owner Signatures and Authorizations

8a. Replacement Information

☐Yes ☐No **Do you have existing life insurance or annuity contracts?**

☐Yes ☐No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

If you answered "yes" to EITHER question above, your state may require NAIC or state specific replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC or state specific replacement forms.

8b. Acknowledgements, Disclosure and Signatures

I acknowledge that I have received and understand the current prospectus for this variable annuity Contract, and that by signing this application I understand and acknowledge the following:

Annuity payments, death benefits, surrender values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

- The Contract limits purchase payments to $1 million for all Contracts issued by Nationwide with the same Contract Owner and/or Annuitant, subject to permission from Nationwide. Additional purchase payments after the initial premium are not allowed
- That I do not represent a corporate entity or institutional investor
- I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that the Contract being applied for is non-assignable

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

Contract Owner Must Sign Here: X

State In Which Application Was Signed: Date:

9. Primary Registered Representative Information

9a. Primary Registered Representative Replacement Information

☐ Yes ☐ No **Are you aware of any existing annuities or insurance owned by the applicant?**
☐ Yes ☐ No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

9b. Primary Registered Representative Information *(Please print.)*

First Name: ______ MI: ___ Last Name: ______

Office Street Address: ______

City: ______ State: ______ ZIP: ______

Phone: ( ) ______ Percentage ______ %

E-mail: ______

Broker/Dealer Name: ______

SSN #: ___ – ___ – ___ (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ______ Date: ______

Principal's Signature: X ______ Date: ______

10. Additional Registered Representative Information

10a. Additional Registered Representative Replacement Information

☐ Yes ☐ No **Are you aware of any existing annuities or insurance owned by the applicant?**
☐ Yes ☐ No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

10b. Additional Registered Representative Information *(Please print.)*

First Name: ______ MI: ___ Last Name: ______

Office Street Address: ______

City: ______ State: ______ ZIP: ______

Phone: ( ) ______ Percentage ______ %

E-mail: ______

Broker/Dealer Name: ______

SSN #: ___ – ___ – ___ (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ______ Date: ______

Principal's Signature: X ______ Date: ______